Exhibit 99.1

AgroFresh Announces Leadership Changes

Philadelphia, PA - March 11, 2016 — The Board of Directors of AgroFresh Solutions, Inc. (“AgroFresh” or the “Company”) (NASDAQ: AGFS, AGFSW), a global leader in produce freshness solutions, announced today that Thomas Macphee, Chief Executive Officer, has stepped down from his position, effective as of March 10, 2016.  In addition, Stan Howell will step down from his position as President at the end of April 2016. The Board has formed a search committee to evaluate candidates to serve as the Company’s next leader, in which the chief executive officer and president roles will be consolidated.

On an interim basis, the responsibilities of chief executive officer and president will be assumed by an Office of the Chair, which will be comprised of Nance Dicciani, Chair of the Board, and Stephen Trevor, a Director of AgroFresh and the former CEO of Boulevard, which acquired the AgroFresh business in July 2015. Ms. Dicciani and Mr. Trevor will partner to lead the Company, with Ms. Dicciani focusing on business operations and Mr. Trevor focusing on financial matters and investor relations.

Ms. Dicciani said: “On behalf of the Board of Directors of AgroFresh, we want to thank Tom Macphee and Stan Howell for their dedication and contributions to AgroFresh as we launched as an independent company and we wish them well as they pursue new endeavors.

“The Board is committed to AgroFresh’s growth strategy, and Steve and I will work closely with the AgroFresh management team to ensure we are focused on all key priorities, our customers and employees and continuing to deliver products and services that maintain the freshness of fruits and vegetables consumed across the globe,” continued Ms. Dicciani.”

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global industry leader in providing innovative data-driven specialty solutions aimed at enabling growers and packers of fresh produce to preserve and enhance the freshness, quality and value of fresh produce and to maximize the percentage of produce supplied to the market relative to the amount of produce grown. Its flagship product is the SmartFresh™ Quality System, a freshness protection technology proven to maintain firmness, texture and appearance of fruits during storage and transport. SmartFresh is currently commercialized in over 40 countries worldwide. For more information, please visit www.agrofresh.com.

Investor Contact

Margaret M. Loebl

Executive Vice President and Chief Financial Officer

AgroFresh Solutions, Inc.

+1 (215) 592-3323

cmolino@agrofresh.com

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company’s possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; costs related to the Company’s business combination with The Dow Chemical Company and/or related to operating AgroFresh as a stand-alone public company; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.